UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

HUMAN BIOSYSTEMS

(Exact name of registrant as specified in its charter)

000-28413

(Commission File Number)

California	77-0481056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1127 Harker Avenue, Palo Alto, CA 94301

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (650) 323-0943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2006, Human BioSystems (“HBS”), a California corporation, and HBS BioEnergy (“HBS Bio”), a California corporation and a wholly owned subsidiary of HBS, entered into an Asset Purchase Agreement with EXL III Group Corporation (“EXL”) effective September 1, 2006.  Pursuant to the Asset Purchase Agreement, EXL agreed to sell options to purchase certain property in Lumberton County, North Carolina, to HBS Bio.  In consideration for the options, HBS Bio will issue fifty thousand (50,000) shares of HBS common stock to EXL and reimburse EXL $40,000 for expenses incurred with respect to the options and related proposed ethanol projects, discussed further below.

On September 25, 2006, HBS Bio and HBS entered into a Consulting Services Agreement effective September 1, 2006, with EXL.  That agreement provides that EXL will supervise, manage, and coordinate the development, construction, and operation of up to three ethanol facilities.  The Consulting Services Agreement also provides that EXL’s President, Claude Luster, III, will have the title of President of HBS Bio during the term of the agreement, and will report to HBS Bio’s Chief Executive Officer.  The term of the agreement is two years from the effective date, with an option to extend the term for two additional years by mutual written agreement.

In consideration for its consulting services, EXL will receive an annual consulting fee of $199,000.  Upon the funding of the first ethanol facility, the annual consulting fee will increase to $224,000.  The consulting fee will increase again to $324,000 upon the funding of the second ethanol facility, and to $424,000 in the even a third ethanol facility is funded.

EXL will also be entitled to 3,450,000 shares of HBS common stock, no par value per share.  The stock will be placed in escrow, and to that end, HBS Bio, EXL, and Silicon Valley Law Group as escrow agent entered into an Escrow Agreement.  The Escrow Agreement provides that 1,000,000 shares of HBS common stock will be released to EXL upon the execution of certain agreements necessary for the development of the first ethanol facility, the submission of preliminary environmental and land use permits for the first ethanol facility, and the assignment and conveyance of the option to purchase the second facility.  An additional 1,000,000 shares will be released to EXL upon the acquisition of certain permits for the first facility and the execution of certain agreements necessary for development of the first facility, as well as the submission of preliminary environmental and land use permits for the second facility.  The 1,450,000 remaining shares will be released to EXL when a funding commitment for the first facility is obtained.  In the event funding for the first facility is not obtained within four months from the date on which the funding commitment is received, any shares still in escrow will be dispersed to HBS Bio and any shares previously released to EXL will be returned to HBS Bio.

Item 3.02 Unregistered Sales of Equity Securities.

On September 25, 2006, HBS entered into a Consulting Services Agreement under which it will be obligated to issue 3,450,000 shares of common stock (see Item 1.01 above). The issuance was made in reliance on Section 4(2) of the Securities Act of 1933, as amended and was made without general solicitation or advertising.  The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investments, who represented to HBS and HBS Bio that the shares were being acquired for investment purposes.

Item 9.01-Exhibits

Exhibit No.  Description

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10.1

Asset Purchase Agreement effective September 1, 2006, by and among HBS, HBS Bio, and EXL.

10.2

Consulting Services Agreement effective September 1, 2006 by and between HBS Bio and EXL.

10.3

Escrow Agreement by and among HBS Bio, EXL, and Silicon Valley Law Group.

99.1

Press Release Issued September 28, 2006 Entitled "Breaking News: HBS BioEnergy Finalizes Agreement to Acquire Planned Ethanol Projects."

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006

HUMAN BIOSYSTEMS

By:   /s/ Harry Masuda

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         Harry Masuda

         CEO